KPMG LLP Suite 800 1225 17th Street Denver, CO 80202-5598

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 18, 2026, with respect to the consolidated financial statements of Liberty Latin America Ltd., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Denver, Colorado
July 15, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG
International Limited, a private English company limited by guarantee.